HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                      EXHIBIT 11
COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE
(UNAUDITED)
--------------------------------------------------------------------------------

                                                      Three Months Ended September 30,
                                                      --------------------------------
                                                            1996              1995
                                                          --------           -------

Net income  . . . . . . . . . . . . . . . . . . . .       $20,089,000      $17,252,000
                                                           ==========       ==========
Weighted average number of common shares
  outstanding:
   Shares outstanding from beginning of period. . .        34,982,000       34,253,000
   Other issuances of common stock  . . . . . . . .            25,000           96,000
   Purchases of treasury stock  . . . . . . . . . .          (623,000)              --
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options . . .           824,000          708,000
                                                          -----------      -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . .        35,208,000       35,057,000
                                                          ===========      ===========
Net income per common share . . . . . . . . . . . .       $       .57      $       .49
                                                           ==========       ==========


                                                        Nine Months Ended September 30,
                                                        -------------------------------
                                                               1996            1995
                                                             --------        -------

Net income  . . . . . . . . . . . . . . . . . . . .          $58,771,000   $48,482,000
                                                             ===========   ===========
Weighted average number of common shares
  outstanding:
   Shares outstanding from beginning of period. . .           34,635,000    34,034,000

   Other issuances of common stock  . . . . . . . .              379,000       261,000

   Purchases of treasury stock  . . . . . . . . . .             (339,000)      (58,000)

   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options . . .              826,000       783,000
                                                             -----------   -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . .           35,501,000    35,020,000
                                                             ===========   ===========

Net income per common share . . . . . . . . . . . .          $      1.66   $      1.38
                                                             ===========   ===========

HEALTHCARE COMPARE CORP. AND SUBSIDIARIES                          EXHIBIT 11
COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE
(UNAUDITED)
--------------------------------------------------------------------------------


                                                        Three Months Ended September 30,
                                                        --------------------------------
                                                               1996          1995
                                                              -------      --------

Net income  . . . . . . . . . . . . . . . . . . . .         $20,089,000   $17,252,000
                                                            ===========   ===========
Weighted average number of common shares
  outstanding:
   Shares outstanding from beginning of period. . .          34,982,000    34,253,000
   Other issuances of common stock  . . . . . . . .              25,000        96,000
   Purchases of treasury stock  . . . . . . . . . .            (623,000)           --
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options . . .             824,000       840,000
                                                            -----------   -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . .          35,208,000    35,189,000
                                                            ===========   ===========
Net income per common share . . . . . . . . . . . .         $       .57   $       .49
                                                            ===========   ===========



                                                          Nine Months Ended September 30,
                                                          -------------------------------
                                                                 1996            1995
                                                               --------         -------

Net income  . . . . . . . . . . . . . . . . . . . . .         $58,771,000   $48,482,000
                                                              ===========   ===========
Weighted average number of common shares
  outstanding:
   Shares outstanding from beginning of period. . . .          34,635,000    34,034,000
   Other issuances of common stock  . . . . . . . . .             379,000       261,000
   Purchases of treasury stock  . . . . . . . . . . .            (339,000)      (58,000)

   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options . . . .             851,000       848,000
                                                              -----------   -----------
Weighted average common and common share
  equivalents . . . . . . . . . . . . . . . . . . . .          35,526,000    35,085,000
                                                              ===========   ===========

Net income per common share . . . . . . . . . . . . .         $      1.65   $      1.38
                                                              ===========   ===========





                                       17